Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-286043 on Form S-4 of our report dated May 5, 2025, relating to the financial statements of Mount Logan Capital Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
May 5, 2025